EXHIBIT (a)(1)(vi)

*LETTER TO CLIENTS FOR TENDER OF GETNET ADSs*

With Respect to the Offer to Purchase for

each American Depositary Share

of

GETNET ADQUIRÊNCIA E SERVIÇOS PARA MEIOS DE PAGAMENTO S.A. – INSTITUIÇÃO DE PAGAMENTO

for

THE U.S. DOLLAR EQUIVALENT OF R$9.44 PER AMERICAN DEPOSITARY SHARE

THE U.S. OFFER AND WITHDRAWAL RIGHTS FOR TENDERS OF ADSs, UNITS AND SHARES WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME (THE “EXPIRATION TIME”) ON NOVEMBER 30, 2022 (“THE EXPIRATION DATE”), UNLESS THE U.S. OFFER IS EXTENDED, IN WHICH CASE THIS DATE WILL CHANGE.

IF THE SUBSEQUENT OFFERING PERIOD IS TRIGGERED, PAGONXT MERCHANT SOLUTIONS WILL ANNOUNCE THE DATES OF THE SUBSEQUENT OFFERING PERIOD (AND THE TENDERING PERIODS INCLUDED THEREIN) AT THE TIME IT ANNOUNCES WHETHER OR NOT THE SUBSEQUENT OFFERING PERIOD WILL BE AVAILABLE. HOLDERS OF ADSs DESIRING TO TENDER THEIR ADSs DURING THE TENDERING PERIODS INCLUDED IN THE SUBSEQUENT OFFERING PERIOD SHOULD USE THE SAME DOCUMENTS THAT WOULD BE USED IF THEIR ADSs WERE TO BE TENDERED PRIOR TO THE EXPIRATION TIME.

October 31, 2022

To Our Clients:

Enclosed for your consideration is the offer to purchase, dated October 31, 2022 (the “U.S. Offer to Purchase”) in connection with the tender offer of PagoNxt Merchant Solution, S.L. (“PagoNxt Merchant Solutions”) to acquire all of the issued and outstanding common shares, no par value (the “Common Shares”), preferred shares, no par value (the “Preferred Shares,” and together with the Common Shares, the “Shares”), units, each of which represents one Common Share and one Preferred Share (the “Units”), and American Depositary Shares, each of which represents two Units (the “ADSs”), of Getnet Adquirência Serviços para Meios de Pagamento S.A. (“Getnet”) that are not held, directly or indirectly, by PagoNxt Merchant Solutions and its affiliates, at a price per Security equal to the U.S. dollar equivalent of R$2.36 per Common Share, R$2.36 per Preferred Share, R$4.72 per Unit and R$9.44 per ADS, in each case payable in U.S. dollars based on the exchange rate reported by the Brazilian Central Bank (Banco Central do Brasil) on the business day prior to the settlement date of the U.S. Offer, to be adjusted for any potential dividends, interest on own capital and/or bonuses which may be paid, and/or splits, reverse splits and conversions which may take place, between the date on which the Offers were announced and the dates of expiration of the Offers (but excluding the interest on capital already announced on May 4, 2022 and paid on June 27, 2022, which will not be deducted from the offered price), without interest, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase (the “U.S. Offer”).

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO TENDER YOUR ADSs ON YOUR BEHALF BEFORE THE EXPIRATION TIME.

We hold ADSs for your account. A tender of such ADSs can be made only by us as a participant in The Depository Trust Company (“DTC”) through which the ADSs are held pursuant to your instructions. If you wish to have us tender any or all of your ADSs, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instruction form to us is enclosed. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified on the instruction form. Any ADSs tendered or with respect to which an election has been made will be subject to a stop transfer order

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from the date on which they are tendered or an election is delivered until the date the U.S. Offer is completed or terminated.

Please note carefully the following:

1. The U.S. Offer is being made for all issued and outstanding ADSs and for all Units and Shares held by U.S. holders, other than those held, directly or indirectly, by PagoNxt Merchant Solutions and its affiliates.

2. You will receive the U.S. dollar equivalent of R$9.44, calculated based on the exchange rate reported by the Brazilian Central Bank (Banco Central do Brasil) on the business day prior to the settlement date of the U.S. Offer, for each ADS accepted for payment in the U.S. Offer (unless the purchase price is adjusted as described in the U.S. Offer to Purchase).

3. THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THE EXPIRATION TIME ON THE EXPIRATION DATE, UNLESS THE U.S. OFFER IS EXTENDED. If a subsequent offering period is triggered, PagoNxt Merchant Solutions will announce the dates of the subsequent offering period (and the tendering periods included therein) at the time it announces whether or not the subsequent offering period will be available. Holders of ADSs desiring to tender their ADSs during the tendering periods included in the subsequent offering period should use the same documents that would be used if their ADSs were to be tendered prior to the Expiration Time.

4. Completion of the U.S. Offer is subject to certain conditions described in the section of the U.S. Offer to Purchase entitled “The U.S. Offer—Section 11. Conditions to the U.S. Offer.”

5. The U.S. Offer is being made for up to any and all of the target Securities, but it may be subject to proration. As required under Brazilian law and in compliance with the procedures provided for under Resolution No. 85/2022 of the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários) (“CVM”) for registered tender offers, if up to one third of the Securities held by holders of Securities other than Purchaser, the Company or any of their directors, officers or affiliates (the “Unaffiliated Security Holders” and the “Unaffiliated Securities,” respectively), on a per Share basis, are tendered in the Offers, then Purchaser shall accept for tender and pay for all Securities validly tendered and not withdrawn in the Offers. If more than one third of the Unaffiliated Securities but less than two thirds of the Securities held by (a) holders of Securities (other than any directors or officers of the Company, or any affiliates of Purchaser) that either (i) tendered Securities in the Auction (as part of the Brazilian Offer) or to the Tender Agent (as part of the U.S. Offer), or (ii) otherwise expressly noted in the applicable Letter of Transmittal their agreement with the deregistration of the Company as a publicly-held company in Brazil with the CVM without having tendered Securities in the Offers (such persons referred to in (i) and (ii), the “Consenting Shareholders”), and (b) any persons (other than any directors or officers of the Company, or any affiliates of Purchaser) who either (x) qualified their Shares or Units for participation in the Auction but either did not tender Securities therein or in the U.S. Offer or registered a tender price for their Shares or Units in the Auction that was greater than the offer price in the Auction, or (y) expressly noted in the applicable Letter of Transmittal their disagreement with the deregistration of the Company as a publicly-held company in Brazil with the CVM without having tendered Securities in the Offers (such persons referred to in (b), the “Dissenting Shareholders”), are tendered in the Offers, then Purchaser shall accept for tender and pay for up to one third of all Unaffiliated Securities that are validly tendered and not withdrawn in the Offers on a prorated basis, based on the ratio that (1) one third of the total number of Unaffiliated Securities bears to (2) the total number of Unaffiliated Securities tendered (in each case, on a per Share basis). If the number of Securities validly tendered and not withdrawn by Unaffiliated Security Holders is greater than two thirds of all Securities held in the aggregate by Consenting Shareholders and Dissenting Shareholders, then Purchaser shall accept for tender and pay for all Securities validly tendered and not withdrawn in the Offers.

6. If you wish to express your agreement or disagreement with the deregistration of the Company as a publicly-held company in Brazil without tendering the ADSs described in the Instruction Form, you will not be able to instruct your broker or other securities intermediary to transmit your expression of disagreement to the Tender Agent and must instead instruct your broker or other securities intermediary to transfer your ADSs onto the books of the Depositary by following the procedures described in the section of the U.S. Offer to Purchase entitled “The U.S. Offer—Section 5. Effects of the U.S. Offer—Going Private Transaction—Delisting and Deregistration in Brazil.”

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You should then complete and return the ADS Letter of Transmittal and indicate on that form that you agree or disagree with the deregistration of the Company as a publicly-held company in Brazil (and, if you disagree with the deregistration of the Company as a publicly-held company in Brazil, not tender Securities in the U.S. Offer). If you elect to instruct your broker, or other securities intermediary to transmit your expression of agreement to the Tender Agent without tendering ADSs into the U.S. Offer, you will not have to deliver these ADSs to the Tender Agent, but stop transfer orders will be placed on your accounts, and such stop transfer orders will be removed from your accounts after the Expiration Time of the U.S. Offer or after the U.S. Offer is terminated. For purposes of Brazilian law, all Securities validly tendered into and not validly withdrawn from the U.S. Offer will be counted as having agreed with the deregistration of the Company as a publicly-held company in Brazil.

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INSTRUCTION FORM

With Respect to the Offer to Purchase for

each American Depositary Share

of

GETNET ADQUIRÊNCIA E SERVIÇOS PARA MEIOS DE PAGAMENTO S.A. – INSTITUIÇÃO DE PAGAMENTO

for

THE U.S. DOLLAR EQUIVALENT OF R$9.44 PER AMERICAN DEPOSITARY SHARE

The undersigned acknowledge(s) receipt of your letter and the enclosed offer to purchase, dated October 31, 2022 (the “U.S. Offer to Purchase”), and the related letter of transmittal (the “Letter of Transmittal”) in connection with the tender offer of PagoNxt Merchant Solution, S.L. (“PagoNxt Merchant Solutions”) to acquire all of the issued and outstanding common shares, no par value (the “Common Shares”), preferred shares, no par value (the “Preferred Shares,” and together with the Common Shares, the “Shares”), units, each of which represents one Common Share and one Preferred Share (the “Units”), and American Depositary Shares, each of which represents two Units (the “ADSs”), of Getnet Adquirência Serviços para Meios de Pagamento S.A. (“Getnet”) that are not held, directly or indirectly, by PagoNxt Merchant Solutions and its affiliates, at a price per Security equal to the U.S. dollar equivalent of R$2.36 per Common Share, R$2.36 per Preferred Share, R$4.72 per Unit and R$9.44 per ADS, in each case payable in U.S. dollars based on the exchange rate reported by the Brazilian Central Bank (Banco Central do Brasil) on the business day prior to the settlement date of the U.S. Offer, to be adjusted for any potential dividends, interest on own capital and/or bonuses which may be paid, and/or splits, reverse splits and conversions which may take place, between the date on which the Offers were announced and the dates of expiration of the Offers (but excluding the interest on capital already announced on May 4, 2022 and paid on June 27, 2022, which will not be deducted from the offered price), without interest, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase (the “U.S. Offer”).

The undersigned hereby instruct(s) you to tender to PagoNxt Merchant Solutions the number of ADSs indicated below or, if no number is indicated, all ADSs held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase.

ACCOUNT NUMBER:

NUMBER OF ADSs BEING TENDERED HEREBY:	ADSs *

The method of delivery of this document is at the election and risk of the tendering securityholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*	Unless otherwise indicated, it will be assumed that all ADSs held by us for your account are to be tendered.

Dated:                      , 2022

(Signature(s))

Please Print Name(s)
Address:

Include Zip Code
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Area Code and Telephone No.
Taxpayer Identification or Social Security No.

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